Exhibit 99.1

Bayer Closes Monsanto Acquisition

June 07, 2018 09:00 AM Eastern Daylight Time

ST. LOUIS — (BUSINESS WIRE) — Bayer successfully completed the acquisition of Monsanto on Thursday. Shares in the U.S. company will no longer be traded on the New York Stock Exchange, with Bayer now the sole owner of Monsanto Company. Monsanto shareholders are being paid 128 U.S. dollars per share. J.P. Morgan assisted Bayer with processing the purchase price payment for the largest acquisition in the company’s history. According to the conditional approval from the United States Department of Justice, the integration of Monsanto into Bayer can take place as soon as the divestments to BASF have been completed. This integration process is expected to commence in approximately two months.

“Today is a great day: for our customers – farmers around the world whom we will be able to help secure and improve their harvests even better; for our shareholders, because this transaction has the potential to create significant value; and for consumers and broader society, because we will be even better placed to help the world’s farmers grow more healthy and affordable food in a sustainable manner. As a leading innovation engine in agriculture, we offer employees around the world attractive jobs and development opportunities,” said Werner Baumann, Chairman of the Bayer Board of Management. “Our sustainability targets are as important to us as our financial targets. We aim to live up to the heightened responsibility that a leadership position in agriculture entails and to deepen our dialogue with society.”

“Today’s closing represents an important milestone toward the vision of creating a leading agricultural company, supporting growers in their efforts to be more productive and sustainable for the benefit of our planet and consumers,” said Hugh Grant, outgoing Chairman and CEO of Monsanto. “I am proud of the path we have paved as Monsanto and look forward to the combined company helping move modern agriculture forward.”

Liam Condon, member of the Bayer Board of Management, will lead the combined Crop Science Division when the integration commences. Until that time, Monsanto will operate independently from Bayer.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements”. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames (or at all) and to successfully integrate Monsanto Company’s (“Monsanto”) operations into those of Bayer Aktiengesellschaft (“Bayer”); such integration may be more difficult time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater or more significant than expected following the transaction; the retention of certain key employees at Monsanto; the parties’ ability to meet expectations regarding the accounting and tax treatments of the merger; the impact of refinancing of the loans taken out for the transaction; the impact of indebtedness incurred by Bayer in connection with the transaction and the potential impact on the rating of indebtedness of Bayer; the effects of the business combination of Bayer and Monsanto, including the combined company’s future financial condition, operating results, strategy and plans; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2017 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Bayer assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts

Monsanto

Sara Miller, 314-694-5824

Christi Dixon, 314-694-1092

Bayer

Christian Hartel, +49 214 3047686

Tino Andresen, +49 214 3066048